Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Santa Ana Global Enterprises, S.A. (the “Company”) of our report dated August 5, 2026, relating to the consolidated financial statements of the Company’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024 appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Diamond Bar, California

September 18, 2026